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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 20, 2004 relating to the financial statements and the financial statement schedule, which appear in Curon Medical Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California
February 27, 2004

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS